UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

August 25, 2016

PETROQUEST ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	72-1440714
(State of Incorporation)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 25, 2016, PetroQuest Energy, Inc., a Delaware corporation (the “Company”), PetroQuest Energy, L.L.C., a Louisiana limited liability company (the “Borrower”), and TDC Energy LLC, a Louisiana limited liability company (the “Guarantor”), entered into the Fifteenth Amendment to Credit Agreement and Master Assignment (the “Fifteenth Amendment”), which amends the Credit Agreement dated as of October 2, 2008 (as previously amended, the “Credit Agreement”), with JPMorgan Chase Bank, N.A. (the “Administrative Agent”), Wells Fargo Bank, N.A., Capital One, National Association, IBERIABANK, Bank of America, N.A. and The Bank of Nova Scotia (the forgoing, collectively, “Lenders”).

Pursuant to the Fifteenth Amendment, the Lenders have (1) agreed to approve and include the Company’s issuance of up to $280.3 million aggregate principal amount of newly issued 10% Second Lien Senior Secured PIK Notes due 2021 in connection with the private exchange offers to eligible holders described further below in Item 8.01 of this Form 8-K as permitted second lien debt, (2) decreased the Borrowing Base, as defined in the Credit Agreement, from $22.5 million to $0, (3) decreased the aggregate commitment of the Lenders from $22.5 million to $0, and (4) agreed to exit the credit facility and assign their respective rights and obligations under the Credit Agreement to JPMorgan Chase Bank, N.A., which will assume all such rights and obligations from the exiting lenders as the sole remaining Lender.

The Borrowing Base is determined by March 31 and September 30 of each year and is based upon the valuation as of January 1 and July 1 of each year of the reserves attributable to the Borrower’s oil and gas properties and other credit factors deemed relevant by the Lenders. The Lenders and the Borrower agreed that the aforementioned decrease in the Borrowing Base did not constitute a Scheduled Redetermination (as defined in the Credit Agreement) or an Interim Redetermination (as defined in the Credit Agreement) thereto. The Lenders and the Borrower agreed that the Borrowing Base would remain at $0 unless and until the Administrative Agent and each Lender, in their sole discretion, agree to reestablish a Borrowing Base that is greater than $0 and that the Administrative Agent and Lenders have no obligation to reestablish a Borrowing Base that is greater than $0.

As of August 25, 2016, the Borrower had no borrowings outstanding under (and no letters of credit issued pursuant to) the Credit Agreement.

The foregoing description of the Fifteenth Amendment is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

Item 8.01	Other Events

Exchange Offers and Consent Solicitation

On August 25, 2016, the Company issued a press release regarding the commencement of private offers (the “Exchange Offers”) to eligible holders to exchange its outstanding 10% Senior Notes due 2017 (the “2017 Notes”), issued under an indenture, and its outstanding 10% Second Lien Senior Secured Notes due 2021 (the “2021 Notes” and together with the 2017 Notes, the

“Existing Notes”), also issued under an indenture, for up to (i) $280.3 million aggregate principal amount of its newly issued 10% Second Lien Senior Secured PIK Notes due 2021 (the “New Notes”), and (ii) assuming that all of the Existing Notes are properly tendered to the Company in the Exchange Offers prior to the early tender date, 3,517,000 shares of its common stock, all on the terms and subject to the conditions set forth in a Confidential Information Memorandum and Consent Solicitation Statement. In connection with the Exchange Offers, the Company is soliciting consents (the “Consent Solicitation” and together with the Exchange Offers, the “Exchange Offers and Consent Solicitation”) from holders of the 2021 Notes to certain proposed amendments to the indenture governing the 2021 Notes and the registration rights agreement with respect to the 2021 Notes. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference in this current report.

This filing shall not constitute an offer to buy, nor shall there be any sale of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Debt Commitment Letter

In connection with the Exchange Offers and Consent Solicitation, the Company entered into a commitment letter (the “Commitment Letter”) with Franklin Custodian Funds – Franklin Income Fund (“Franklin”), pursuant to which Franklin committed to provide a multi-draw term loan facility to the Company in the aggregate principal amount of $50 million (the “Commitment Facility”), subject to certain conditions precedent, including approval by the Company’s board of directors and the successful consummation of the Exchange Offers and Consent Solicitation whereby at least 87% of the total combined outstanding aggregate principal amount of the Existing Notes exchange for New Notes. The Commitment Letter expires if the Commitment Facility does not close on or before 11:59 p.m. (Pacific Standard Time) on October 21, 2016. In connection with its entry into the Commitment Letter, the Company made a deposit of funds to cover all reimbursable expenses of Franklin pursuant to the terms of the Commitment Letter.

The Company expects the Commitment Facility will bear interest at a rate equal to 10% per annum. The Company also expects the Commitment Facility will have a maturity date of four years after the closing date of the Commitment Facility, to be subject to no prepayment premium and to be subject to certain mandatory prepayment events.

The Company expects that the Commitment Facility will contain affirmative and negative covenants which may restrict its ability to, among other things, incur indebtedness, make distributions and make capital expenditures. The Company’s compliance with the Commitment Facility is expected to be based on the maintenance of the ratio of estimated future net revenues from the Company’s proved developed reserves, discounted at 10% and utilizing strip pricing and hedges in place, to the total principal amount committed under the facility.

The Company expects that the Commitment Facility will be secured by a first priority and perfected lien and security interest on substantially all of its, and certain of its subsidiary guarantors’, property and will replace the Company’s existing senior secured bank credit facility.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.1	Fifteenth Amendment to Credit Agreement and Master Assignment dated as of August 25, 2016, among PetroQuest Energy, Inc., PetroQuest Energy, L.L.C., TDC Energy LLC, JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Capital One, National Association, IBERIABANK, Bank of America, N.A. and The Bank of Nova Scotia.

99.1	Press Release dated August 25, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2016

PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief
Financial Officer and Treasurer